UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 8, 1998



                          The CHALONE Wine Group, Ltd.

                   -------------------------------------------

               (Exact Name of Registrant as Specified in Charter)



          California                   0-13406                   94-169731
  ---------------------------     ---------------------     --------------------
(State or Other Jurisdiction of      (Commission              (IRS Employer
         Incorporation)              File Number)           Identification No.)



     621 Airpark Road
     Napa, California                                    94558

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 (Address of Principal Executive Offices               (Zip Code)




Registrant's telephone number, including area code     707-254-4200
                                                   -----------------------------

Item 5.  Other Events.

         The Chalone Wine Group, Ltd. (the "Company") recently completed the issuance of 828,571 shares of its common stock upon the exercise by the principal holders of all the Company's issued and outstanding $7.00 warrants issued pursuant to that certain Common Stock Purchase Agreement dated March 29, 1993 (the "1993 Warrants").

         All of the shares issued on the exercise of the 1993 Warrants have been, or will be, issued pursuant to an exemption from the registration requirements of federal and state securities laws and, consequently, the certificates representing the shares bear an appropriate restrictive legend. The terms of the 1993 Warrants provide all warrantholders with certain registration rights. The Company has received notice that certain warrantholders intend to demand registration of 185,714 shares of the Company's common stock received on the exercise of the 1993 Warrants. The Company believes that no other warrantholders intend to exercise registration rights. The Company anticipates filing a registration statement to effect the foregoing registration in June 1998 at its cost. The shares registered thereby may be resold into the trading market for the common stock of the Company anytime after the registration statement is declared effective by the Securities and Exchange Commission, pursuant to the prospectus included therewith.

         Since December 31, 1997 the Company has received gross proceeds of $5,799,997 from the exercise of the 1993 Warrants. The Company anticipates using such proceeds for the reduction of existing short-term indebtedness and working capital.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       The CHALONE Wine Group, Ltd.
                                       ----------------------------
                                               (Registrant)




                               By:     /s/ William L. Hamilton
                                       -----------------------
                                       William L. Hamilton
                                       Executive Vice President, Chief Financial
                                       Officer, and Director
Dated:  May 8, 1998